Exhibit 23(a)

                         Consent of Independent Auditors


The Board of Directors
HUBCO, Inc.

We consent to incorporation by reference in the Registration Statement No. 333-56467 on Form S-4, of our report dated January 27, 1998, relating to the consolidated balance sheets of MSB Bancorp, Inc. and Subsidiairies as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the 8-K dated May 29, 1998, filed by HUBCO, Inc.




                                                  KPMG PEAT MARWICK LLP

Short Hills, New Jersey
July 6, 1998